Exhibit 99.B(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in this Registration Statement on Form N-14 of Pax World Funds Series Trust I relating to the proposed reorganizations of Pax World International Fund, a series of Pax World Funds Series Trust I, into Pax World International ESG Index Fund, a series of Pax World Funds Series Trust I, and Pax MSCI EAFE ESG Index ETF, a series of Pax World Funds Trust II, into Pax World International ESG Index Fund, a series of Pax World Funds Trust I. We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in Appendix A — Statement of Additional Information included in this Registration Statement on Form N-14 of Pax World Funds Series Trust I.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus dated May 1, 2013 and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Pax World International Fund (a series of Pax World Funds Series Trust I) and under the captions “Financial Highlights” in the Prospectus dated May 1, 2013 and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated May 1, 2013 of Pax MSCI EAFE ESG Index ETF (a series of Pax World Series Trust II) which are incorporated by reference in this Registration Statement.

We further consent to the incorporation by reference of our reports dated February 22, 2013 on each of the financial statements and financial highlights for Pax World International Fund included in the Annual Report to Shareholders of Pax World International Fund for the year ended December 31, 2012, and each of the financial statements and financial highlights of Pax MSCI EAFE ESG Index ETF included in the Annual Report to Shareholders of Pax MSCI EAFE ESG Index ETF for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 16, 2013